                                                                    EXHIBIT 99.3
                                      PROXY
                  ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
                      DATAWAVE SYSTEMS INC. (THE "COMPANY")

TO BE HELD AT 800-885 WEST GEORGIA, VANCOUVER, B.C., CANADA V6C 3H1, ON JANUARY
                        31, 2005, AT 9:00AM (LOCAL TIME)

THE UNDERSIGNED MEMBER ("REGISTERED SHAREHOLDER") OF THE COMPANY HEREBY APPOINTS, Joshua Emanuel, Chairman, CEO and a Director of the Company, or failing this person, John Gunn, Chief Financial Officer, General Manager and Secretary of the Company, or in the place of the foregoing, ______________________________ as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the annual and special meeting (the "Meeting") of the Registered Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein.

                                   PROXY CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT OF DATAWAVE SYSTEMS INC.

The undersigned appoints Joshua Emanuel, Chairman, CEO and a Director of the Company, or failing this person, John Gunn, Chief Financial Officer, General Manager and Secretary of the Company as proxyholder, each with the power to appoint his substitute, and hereby authorizes the proxyholder to represent and to vote, as designated below, all the Common Stock of DataWave Systems Inc. (the "Company") held of record by the undersigned on December 29, 2004, at the Meeting to be held at 9:00 a.m., on January 31, 2005, or any adjournment thereof.

   Please check this box only if you intend to attend and vote at the Meeting

         To assist the Company in tabulating the votes submitted by proxy prior to the Meeting, we request that you mark, sign, date and return this proxy by January 29, 2005 using the enclosed envelope.

                        PLEASE MARK YOUR VOTE IN THE BOX.
==============================================================================================================
PROPOSAL 1. ELECTION OF NOMINEES AS DIRECTORS:                                  For      Withhold    Abstain
==============================================================================================================
         Joshua Emanuel
==============================================================================================================
         John X. Adiletta
==============================================================================================================
         Vijay Fozdar
==============================================================================================================
         Graham Jackson
==============================================================================================================
         Alan Trope
==============================================================================================================
PROPOSAL 2. APPROVAL OF DELOITTE & TOUCHE LLP AS AUDITORS OF THE COMPANY:       For       Withhold   Abstain
To approve Deloitte & Touche LLP, independent registered
chartered accountants, as independent auditors of the Company for the year ended March 31, 2005.
==============================================================================================================
==============================================================================================================
PROPOSAL 3. AUTHORIZATION TO FIX AUDITOR REMUNERATION: To authorize the         For       Against    Abstain
Company's board of directors to fix the remuneration to be paid to the auditors of the Company.
==============================================================================================================
==============================================================================================================
PROPOSAL 4. THE CONTINUANCE:  To approve the continuance, and related           For       Against    Abstain
matters thereto, by special resolution whereby the Company will consummate the continuance from the Yukon Territory, Canada, to Delaware, United States, as
described in the accompanying proxy statement-prospectus
==============================================================================================================

      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" each of the Proposals.

Dated: _____________________________ Signature: _____________________________

Please sign exactly as name appears below. When shares are held jointly, both shareholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate full title as such. If a company, please indicate full corporate name; and if signed by the president or another authorized officer, please specify the officer's capacity. If a partnership, please sign in partnership name by authorized person.

=================================================================================================
SIGN HERE:
=================================================================================================
PLEASE PRINT NAME:
=================================================================================================
DATE:
=================================================================================================
NUMBER OF SHARES REPRESENTED BY
PROXY
=================================================================================================
THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.
SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

                      INSTRUCTIONS FOR COMPLETION OF PROXY

1. THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY.

2. This form of proxy ("Instrument of Proxy") MUST BE SIGNED by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a company, by a duly authorized officer or representative of the company; and IF EXECUTED BY AN ATTORNEY, OFFICER, OR OTHER DULY APPOINTED REPRESENTATIVE, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3. IF THIS INSTRUMENT OF PROXY IS NOT DATED in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Computershare Trust Company of Canada.

4. A REGISTERED SHAREHOLDER WHO WISHES TO ATTEND THE MEETING AND VOTE ON THE RESOLUTIONS IN PERSON, may simply register with the scrutineers before the Meeting begins.

5. REGISTERED SHAREHOLDER WHO IS NOT ABLE TO ATTEND THE MEETING IN PERSON BUT WISHES TO VOTE ON THE RESOLUTIONS, may do the following:

         (A) APPOINT ONE OF THE MANAGEMENT PROXYHOLDERS named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy; OR

         (B) APPOINT ANOTHER PROXYHOLDER, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder's instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6. THE SECURITIES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE REGISTERED SHAREHOLDER ON ANY POLL of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, any prior instrument of proxy executed by such registered holder.

To be represented at the Meeting, this proxy form must be received at the office of COMPUTERSHARE TRUST COMPANY OF CANADA by mail or by fax no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address is:


                                Proxy Department
              100 University Avenue, 9th Floor, Toronto, ON M5J 2Y1
                 Fax number within North America: 1.866.249.7775
                Fax number outside of North America: 416.263.9542